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Exhibit 5.1

[Letterhead of Morehous Legal Group, PLLC]

DRAFT OPINION—SUBJECT TO REVIEW AND REVISION

[July]    , 2013

EquiTrust USA
3475 Piedmont Rd, NE
Suite 1200
Atlanta, GA 30305

Re:
Registration Statement on Form S-11
Reg. No. 333-185748

        We have acted as counsel for EquiTrust USA, a Maryland real estate investment trust (the "Trust") in connection with the above-referenced Registration Statement on Form S-11 (the "Registration Statement") being filed by the Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 100,000 common shares of beneficial interest, $.0001 par value per share (the "Shares"), of the Trust issuable in the Trust's initial public offering (the "Offering").

        For purposes of this opinion letter, we have examined the following documents (the "Documents"):

          1.     The Registration Statement, and the related form of prospectus included therein;

          2.     The Articles of Amendment & Restatement of Declaration of Trust of the Trust (the "Declaration of Trust"), certified by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3.     The Bylaws of the Trust, certified as of the date hereof by an officer of the Trust;

          4.     A certificate of the SDAT as to the good standing of the Trust, dated as of a recent date;

          5.     Certain minutes or unanimous written consents of the Board of Trustees of the Trust relating to the issuance, registration, and sale of the Shares; and

          6.     Such other records, certificates, documents, and matters of law as we have deemed necessary to render this opinion.

        In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all Documents submitted to us, the authenticity of all original Documents and the conformity to authentic original documents of all Documents submitted to us as copies (including electronic copies). This opinion letter is given, and all statements in this opinion letter are made, in the context of the foregoing.

        Except to the extent expressly set forth in this opinion letter, we have made no independent factual investigation of any matter. Accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

        Based upon the foregoing, and subject to the assumptions, limitations, and qualifications stated in this opinion letter, we are of the opinion that:

          1.     The Trust is a real estate investment trust duly formed, validly existing, and in good standing under the laws of the State of Maryland.

          2.     The Shares are duly authorized and, when and if issued and delivered against payment therefor in the manner described in the Registration Statement, will be validly issued, fully paid, and nonassessable.

        We are admitted to practice in the State of Tennessee and we express no opinion herein regarding the laws of any jurisdiction other than those of the State of Tennessee and the federal laws of the United States of America to the extent specifically referred to herein. As to certain matters of Maryland law, we have relied on the opinion of [                          ],which is filed as Exhibit 5.2 to the Registration Statement.

        This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement. This opinion should not be quoted in whole or in part or otherwise referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

        We assume no obligation to advise you of any changes in our opinion after the delivery of this opinion letter.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included therein. In giving this consent, we do not thereby admit that we are "experts" within the meaning of the Securities Act nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

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  Exhibit 5.1
DRAFT OPINION—SUBJECT TO REVIEW AND REVISION